SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2009

LITHIUM TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 940-6090

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 26, 2009 Lithium Technology Corporation (the “Company”) issued the following press release:

DesignLine International selects LTC as its Li Ion battery supplier.

DesignLine International, a world wide supplier of hybrid and electric transit buses with manufacturing operations in Charlotte, NC, and outside of Christchurch, New Zealand, has partnered with Lithium Technology Corporation (“LTC”) (OTC: LTHU) to supply Li Ion batteries. LTC will in 2009 deliver up to 90 battery packs. These battery packs will consist of more the 300 large format (45Ah) cylindrical cells each.

These batteries will be supplied to support contracts held by DesignLine International for the delivery of hybrid electric buses from New York City to Melbourne, Australia.

The large format cells will be produced at LTC’s production facility in Nordhausen Germany and the batteries will be assembled, tested and maintained out of LTC’s facility in Plymouth Meeting P.A. This contract will give LTC the opportunity to rebuild its battery assembly activity in the US after a period in which the company stopped its pilot manufacturing activity for flat cells in Plymouth Meeting P.A.

The global demand for the DesignLine hybrid vehicle is very high. If LTC is able increase its production capacity on the projected timeline, DesignLine is interested in higher volume supply.

Design Line International CEO’s Brad Glosson Stated: “the outstanding quality and performance of LTC’s large format cylindrical cells has been an important reason to select LTC as our prime battery vendor”.

“This multi million dollar contract clearly shows that LTC’s strategy to focus on cylindrical cells and to focus its direct sales efforts on the transportation market is paying off” says Theo Kremers, the CEO of LTC.

LTC is excited to be part of the fast growing Hybrid and Electric vehicle market and is pleased the Design Line International has chosen LTC’s first class technology to help them realize their commercial objectives.

On LTC: LTC is a global manufacturer of large format cylindrical Li Ion cells and a global provider of power solutions for diverse applications. LTC is specially well positioned in the fast growing markets of hybrid electric and electric vehicles.

Safe Harbor for Forward-looking Statements:

The foregoing information contains forward-looking statements, which involve risks and uncertainties relating to such matters as financial performance, technology development, capital raising, business prospects, strategic partnering and similar matters. A variety of factors could cause LTC’s actual results and experience to differ materially from anticipated results or other expectations expressed in these forward-looking statements. This notice does not constitute an offer of any securities for sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2009

LITHIUM TECHNOLOGY CORPORATION
(Registrant)

By:	/s/ Theo M.M. Kremers
Theo M.M. Kremers
Chief Executive Officer

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